Exhibit 99.01

Contacts:	Investors	Media
	Matt Rhodes	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-2536	650-944-6251
	matthew_rhodes@intuit.com	diane_carlini@intuit.com

Intuit Reports Season Results for TurboTax;
Revises Guidance

MOUNTAIN VIEW, Calif. - April 24, 2013 - Intuit Inc. (Nasdaq: INTU) today issued its third and final season-to-date update for its consumer tax offerings. Intuit expects approximately 4 percent revenue growth in TurboTax for the 2013 fiscal year. As a result, the company updated third-quarter and full-year guidance.
Through April 16, sales of TurboTax Online units increased 6 percent versus the comparable prior-year period. Total TurboTax federal units were up 3 percent. As of April 12, Internal Revenue Service returns received were down 2 percent compared to last year.
"This was a tough tax season overall, and while we're disappointed in the outcome for TurboTax, we maintained our strong leadership position in the fastest-growing segment of tax preparation and saw impressive results in mobile,” said Brad Smith, Intuit's president and chief executive officer. “We're putting our performance within the context of overall industry results, and already have exciting efforts underway to strengthen our offering next season.”

Season-to-date TurboTax Federal Unit Data

	Season Through April 18, 2012	Season Through April 16, 2013	Year-over-year Change
TurboTax Desktop	5,875,000	5,792,000	-1%
TurboTax Online	17,495,000	18,460,000	6%
Sub-total TurboTax Units	23,370,000	24,252,000	4%
TurboTax Free File Alliance	1,176,000	1,072,000	-9%
Total TurboTax Units	24,546,000	25,324,000	3%
Total TurboTax eFiles	25,501,000	26,533,000	4%

Intuit Reports Total TurboTax Units Through April 16

“We expect our Accounting Professionals tax segment to deliver revenue growth within the guidance range of 5 to 8 percent for the year. Looking beyond tax, our Small Business results remain strong and are in line with our expectations of 15 to 17 percent revenue growth for the year as well," Smith said.
All business units, except Consumer Tax, are expected to be within their respective guidance ranges. As a result, Intuit now expects total company results to be below its previous guidance range for fiscal year 2013.
For the third quarter of fiscal 2013 which ends April 30, Intuit now expects:

•	Revenue of $2.165 billion to $2.175 billion, versus previous guidance of $2.215 billion to $2.275 billion.

•	GAAP operating income of $1.265 billion to $1.275 billion, versus previous guidance of $1.290 billion to $1.315 billion.

•	Non-GAAP operating income of $1.325 billion to $1.335 billion, versus previous guidance of $1.350 billion to $1.375 billion.

•	GAAP diluted EPS of $2.79 to $2.81, versus previous guidance of $2.83 to $2.88.

•	Non-GAAP diluted EPS of $2.92 to $2.94, versus previous guidance of $2.99 to $3.04.
Intuit also revised revenue, operating income, and earnings per share guidance for the total company for fiscal 2013, which ends July 31:

•	Revenue of $4.495 billion to $4.520 billion, versus previous guidance of $4.550 billion to $4.650 billion.

•	GAAP operating income of $1.26 billion to $1.28 billion, versus previous guidance of $1.315 billion to $1.345 billion.

•	Non-GAAP operating income of $1.51 billion to $1.53 billion, versus previous guidance of $1.57 billion to $1.60 billion.

Intuit Reports Total TurboTax Units Through April 16

•	GAAP diluted EPS of $2.90 to $2.94, versus previous guidance of $2.96 to $3.02.

•	Non-GAAP diluted EPS of $3.31 to $3.35, versus previous guidance of $3.40 to $3.46.

Intuit will announce its third-quarter results for fiscal year 2013 on May 21 following the close of market.
About Intuit Inc.
Intuit Inc. is a leading provider of innovative business and financial management solutions for small businesses, consumers, accounting professionals and financial institutions. Its flagship products and services that include QuickBooks®, TurboTax® and Quicken® help customers solve important business and financial management problems, such as running a small business, paying bills, filing income taxes, or managing personal finances. ProSeries® and Lacerte® are Intuit's leading tax preparation offerings for professional accountants. Intuit Financial Services provides digital banking solutions to banks and credit unions that help them make it easier for their customers to manage money and pay bills.
Founded in 1983, Intuit had annual revenue of $4.15 billion in its fiscal year 2012. The company has approximately 8,500 employees with major offices in the United States, Canada, the United Kingdom, India, Singapore and other locations. More information can be found at www.intuit.com.
Cautions About Forward-looking Statements
This press release contains forward-looking statements, including forecasts of Intuit's future expected financial results; expectations regarding Intuit's growth; and its prospects for the business in fiscal 2013.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; any significant offering quality problems or delays in our

Intuit Reports Total TurboTax Units Through April 16

offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2012 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of April 15, 2013, and we do not undertake any duty to update any forward-looking statement or other information in these materials.

Unit Data and Estimates Used
The TurboTax unit numbers reported are based on weekly reports received by Intuit from its retailers and distributors as well as the number of units provided directly by Intuit. The numbers included in these updates are preliminary and include estimates, including estimates of sales by merchants that do not report their sales to Intuit. Although Intuit takes steps to verify the reliability of the unit data, Intuit believes that errors in the data reported by its retailers and distributors may impact its reported retail unit numbers on an immaterial basis.

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Intuit, the Intuit logo, among others, are registered trademarks and/or registered service marks of Intuit Inc. in the United States and other countries.

Intuit Reports Total TurboTax Units Through April 16

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE, OPERATING INCOME, AND EPS
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ending April 30, 2013
Revenue	$2,165	$2,175	$—		$2,165	$2,175
Operating income	$1,265	$1,275	$60	[a]	$1,325	$1,335
Diluted earnings per share	$2.79	$2.81	$0.13	[b]	$2.92	$2.94

Twelve Months Ending July 31, 2013
Revenue	$4,495	$4,520	$—		$4,495	$4,520
Operating income	$1,260	$1,280	$250	[c]	$1,510	$1,530
Diluted earnings per share	$2.90	$2.94	$0.41	[d]	$3.31	$3.35
See “About Non-GAAP Financial Measures” immediately following this Table 1 for information on these measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $48 million; amortization of acquired technology of approximately $5 million; and amortization of other acquired intangible assets of approximately $7 million.

[b]	Reflects the estimated adjustments in item [a] and income taxes related to these adjustments.

[c]
Reflects estimated adjustments for share-based compensation expense of approximately $203 million; amortization of acquired technology of approximately $20 million; and amortization of other acquired intangible assets of approximately $27 million.

[d]	Reflects the estimated adjustments in item [c] and income taxes related to these adjustments as well as an adjustment to exclude a gain on discontinued operations.

Intuit Reports Total TurboTax Units Through April 16

INTUIT INC.
ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 24, 2013 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income (loss) and diluted net income (loss) per share:

•	Gains and losses on debt securities and other investments

•	Income tax effects of excluded items and discrete tax items

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired

Intuit Reports Total TurboTax Units Through April 16

intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

Gains and losses on debt securities and other investments. We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair available-for-sale debt securities and other investments.

Income tax effects of excluded items and certain discrete tax items. We exclude from our non-GAAP financial measures the income tax effects of the items described above, as well as income tax effects related to business combinations. In addition, the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecasted basis in our non-GAAP financial measures. This is consistent with how we plan, forecast and evaluate our operating results.

Operating results and gains and losses on the sale of discontinued operations. From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.